Exhibit 99.1

Contacts:

Investor Relations:
Neera Dahiya Ravindran, MD, +1 973-290-6044
Vice President, Investor Relations & Strategic Planning
Neera.Ravindran@themedco.com

Media:
Bob Laverty, +1 973-290-6162
Mobile +1 609-558-5570
Vice President, Global Communications
Robert.Laverty@themedco.com

FOR IMMEDIATE RELEASE:

The Medicines Company Announces Preliminary Worldwide Net Revenue for the First Quarter of 2015

Parsippany, NJ, April 09, 2015 - The Medicines Company (NASDAQ: MDCO) today announced preliminary worldwide net revenue for the first quarter of 2015.

The Company expects worldwide net revenue in the range of $125 million to $130 million for the first quarter of 2015, which reflects a 29% to 26% decrease from the $177.2 million in worldwide net revenue reported for the first quarter of 2014. The decrease in worldwide net revenue is a result of lower worldwide net revenue from sales of Angiomax® (bivalirudin)/Angiox® (bivalirudin), which the Company expects to be in the range of $97 million to $105 million compared to $155.7 million in the first quarter of 2014.

”We believe the decline in first-quarter worldwide net revenue from sales of Angiomax reflects our customers’ current uncertainty regarding the product’s patent exclusivity in the United States past June 2015,” said Clive Meanwell, MD, PhD, Chairman and CEO of The Medicines Company. “We appreciate our customers’ concerns about managing their pharmaceutical inventories. At the same time, we are pleased to see growth in our other products year-on-year and we expect this to continue as we diversify our sources of revenue. We will continue to provide our hospital customers with the high level of product support they have come to expect from us for all of our brands.”

Final financial results for the first quarter are not yet available. The financial estimates presented are preliminary and are subject to change. Actual results for the quarter may differ materially from the estimates referenced above due to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the first quarter are finalized.

Upcoming First-Quarter Earnings Announcement Date
The Company expects to release its final results for the first quarter of 2015 on Tuesday, May 5th, 2015 and to hold a conference call at 8:30 a.m. Eastern Time to discuss its financial results and other operational developments.

The conference call will be available via phone and can be accessed via The Medicines Company website at www.themedicinescompany.com.

About The Medicines Company
The Medicines Company's purpose is to save lives, alleviate suffering and contribute to the economics of healthcare by focusing on 3000 leading acute/intensive care hospitals worldwide. Its vision is to be a leading provider of solutions in three areas: serious infectious disease care, acute cardiovascular care and surgery and perioperative care. The company operates in the Americas, Europe and the Middle East, and Asia Pacific regions with global centers today in Parsippany, NJ, USA and Zurich, Switzerland.

Forward-looking statements
Statements contained in this press release about The Medicines Company that are not purely historical, including statements regarding the Company’s estimates of worldwide net revenue, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates" and "expects" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax and the Company’s other products; whether the Company is able to maintain market exclusivity for Angiomax; the impact of market uncertainty regarding Angiomax’s patent exclusivity on the timing of buying decisions by the Company’s purchasers; and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Annual Report on Form 10-K filed on March 2, 2015, which are incorporated herein by reference. The estimates of worldwide net revenue are also subject to review by the Company and its independent auditors and completion of the procedures referenced above. The Company specifically disclaims any obligation to update these forward-looking statements.